UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2020

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(773) 244-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On May 29, 2020, the Company issued a press release announcing that, due to the continuing coronavirus (COVID-19) pandemic and out of concern for the health and safety of its stockholders and other possible attendees at its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), the Company has changed the format of the Annual Meeting in order to hold it as a virtual meeting only. The Annual Meeting will still be held at the previously-announced time and date of 8:30 a.m. Central Standard Time, on June 9, 2020. However, stockholders will not be able to attend the Annual Meeting in person. Rather, stockholders may attend the Annual Meeting only via remote communication as described in the press release attached as Exhibit 99.1

The information in this Form 8-K and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Byline Bancorp, Inc. announces Virtual 2020 Annual Meeting of Stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

	By:	/s/ Alberto J. Paracchini
Date: May 29, 2020		Name: Alberto J. Paracchini Title: President and Chief Executive Officer